Exhibit 99.1

Contact:
Lisa Weeks
+843-383-7524
lisa.weeks@sonoco.com

Sonoco Raises First-Quarter 2023 Financial Guidance

HARTSVILLE, S.C., U.S. – March 21, 2023 – Sonoco Products Company (NYSE: SON), a diversified global packaging leader, today provided updated first-quarter 2023 earnings guidance and announced its earnings release date and investor conference call information.

Sonoco Provides First-Quarter 2023 Financial Update Based on year-to-date results and an updated forecast for the remainder of the first quarter, Sonoco expects first-quarter 2023 base (adjusted) earnings to be in the range of $1.30 to $1.40 per diluted share, which is above the Company’s previously communicated guidance range of $1.15 to $1.25 per diluted share. (See base earnings definition later in this release.) Sonoco anticipates results to be better than previously expected due to improving productivity, lower than expected input costs, and higher demand than forecasted in certain products and end markets.

Information on First Quarter Financial Release Date and Management Conference Call Management will host a conference call and webcast to further discuss these results beginning at 8:30 a.m. ET on Tuesday, May 2, 2023. The press release and management presentation will be issued after the market closes on Monday, May 1, 2023. The live conference call and a corresponding presentation can be accessed via the Company's Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://register.vevent.com/register/BI46f64ef65ca74390b992879f154cc62c. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's Investor Relations website for at least 30 days.

About Sonoco
Founded in 1899, Sonoco (NYSE:SON) is a global provider of packaging products. With net sales of approximately $7.3 billion in 2022, the Company has approximately 22,000 employees working in more than 300 operations around the world, serving some of the world's best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products, and a better world, for our customers, employees and communities. The Company ranked first in the Packaging sector on Fortune's World's Most Admired Companies for 2022 as well as being included in Barron's 100 Most Sustainable Companies for the fourth consecutive year. For more information on the Company, visit our website at www.sonoco.com.

North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Non-GAAP Financial Measures and Reconciliations
First quarter and full-year 2023 GAAP EPS guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company's future GAAP financial results. Accordingly, quantitative reconciliations of base EPS guidance have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Base (adjusted) earnings per diluted share is a non-GAAP financial measure adjusted to exclude amounts, including the associated tax effects, relating to:
•restructuring initiatives;
•asset impairment charges;
•acquisition/divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out ("LIFO") inventory reserves;
•certain income tax events and adjustments; and
•other items, if any.

The Company believes the exclusion of these items improves comparability and analysis of the ongoing operating performance of the business.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents these non-GAAP financial measures to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculations of these non-GAAP measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

Whenever Sonoco uses a non-GAAP financial measure, except with respect to guidance, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Whenever reviewing a non-GAAP financial measure, investors are encouraged to fully review and consider the related reconciliation.

Forward-Looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange

Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, price/cost recovery across Sonoco’s business, expected benefits from acquisitions, trends in customer demand, perceived opportunities, expectations, beliefs, plans, strategies, goals, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, among other things, risks relating to Sonoco’s ongoing integration of acquisitions, Sonoco’s ability to manage inflationary pressure and other macroeconomic trends, including demand trends, and shortages or disruptions in supply chains. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

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